Exhibit 99.1

Brookline Bancorp Announces Fourth Quarter Net Income of $11.9 Million, EPS of $0.17

Solid Organic Loan and Deposit Growth Continues

Business Fundamentals Remain Strong

BOSTON--(BUSINESS WIRE)--January 30, 2013--Brookline Bancorp, Inc. (NASDAQ: BRKL) (the “Company”) today announced net income of $11.9 million, or $0.17 per basic and diluted share, for the fourth quarter of 2012, compared to $7.1 million, or $0.12 per basic and diluted share, for the fourth quarter of 2011, and $11.4 million, or $0.16 per basic and diluted share, for the third quarter of 2012.

For the year ended December 31, 2012, net income totaled $37.1 million, or $0.53 per basic and diluted share, compared to $27.6 million, or $0.47 per basic and diluted share, for 2011. Operating earnings were $41.1 million, or $0.59 per basic and diluted share, for the year ended December 31, 2012, compared to $28.9 million, or $0.49 per basic and diluted share, for 2011.

Paul Perrault, President and Chief Executive Officer of Brookline Bancorp, Inc., stated: “Our strong fourth quarter and 2012 results reflect the significant progress we have made in carrying out our primary business objectives. We continue to generate strong loan growth while maintaining our traditionally strong asset quality. At the same time, we are also continuing to enhance our infrastructure to support this growth.”

BALANCE SHEET

Total assets at December 31, 2012 grew to $5.15 billion, an annualized increase of 6.8 percent from the prior quarter and 4.9 percent from December 31, 2011 after adjustment for the $1.69 billion of total assets acquired from Bancorp Rhode Island, Inc. on January 1, 2012.

The loan and lease portfolio grew to $4.18 billion as of December 31, 2012, up 3.1 percent annualized from the prior quarter and 11.8 percent from December 31, 2011, after adjustment for the $1.14 billion in loans and leases acquired from Bancorp Rhode Island on January 1, 2012. Strong organic loan growth continued in the commercial loan and lease and commercial real estate portfolios, which reached $2.85 billion, or 68.3 percent of total loans, at December 31, 2012. The commercial loan and lease and commercial real estate portfolios increased to $2.05 billion, an increase of 19.6 percent for the full year 2012 after adjustment for the $803.0 million in commercial loan and lease and commercial real estate portfolios acquired from Bancorp Rhode Island. The commercial loan and lease portfolio increased 14.9 percent and the commercial real estate portfolio increased 5.9 percent on an annualized basis during the fourth quarter 2012. The indirect automobile portfolio decreased $31.9 million from September 30, 2012 to December 31, 2012, as anticipated, reflecting significant paydowns on the portfolio and the continuing pricing pressures in the auto lending market.

Deposits of $3.62 billion at December 31, 2012 were up 5.4 percent annualized from September 30, 2012 and 10.2 percent from December 31, 2011 after exclusion of the $1.13 billion of deposits acquired from Bancorp Rhode Island. This growth was fueled by increases in NOW accounts and demand checking accounts which grew at an annualized rate of 64.1 percent and 22.4 percent during the quarter ended December 31, 2012, respectively. Core deposits, which increased from 70.8 percent to 72.0 percent of deposits quarter-to-quarter, increased 12.6 percent annualized in the fourth quarter 2012. Total borrowings increased 12.4 percent on an annualized basis to $854.0 million at December 31, 2012.

Cash and cash equivalents were $117.1 million as of December 31, 2012 as compared to $76.3 million as of September 30, 2012. The increase during the fourth quarter 2012 was related largely to the timing of cash items due to the Company at December 31, 2012 that cleared in January 2013. Investment securities available-for-sale of $481.3 million also increased 12.4 percent from September 30, 2012 to December 31, 2012 on an annualized basis, with total investment securities at 10.7 percent of total assets.

Stockholders’ equity to total assets was 11.89 percent at December 31, 2012. The tangible stockholders’ equity to tangible assets ratio remained constant at 9.08 percent at December 31, 2012 when compared with 9.08 percent at September 30, 2012 and decreased from 13.93 percent at December 31, 2011 as a result of Brookline Bancorp’s acquisition of Bancorp Rhode Island.

NET INTEREST INCOME

Net interest income for the fourth quarter 2012 decreased $1.8 million to $44.6 million from $46.4 million in the third quarter of 2012. The decrease in interest income on commercial loans and leases from the third quarter 2012 was largely a result of a nonrecurring $1.4 million of yield adjustments recorded in the quarter ended September 30, 2012. The remaining decrease in interest income on loans and leases was largely driven by continued rate pressures in the economic environment and decreases in interest rates that were partially offset by strong growth across various loan and lease portfolios. Interest expense decreased $0.6 million in the fourth quarter 2012 as compared to the third quarter 2012, largely as a result of decreased FHLB borrowing costs and a decrease in the interest rates associated with core deposits. Net interest income for the year ended December 31, 2012 increased to $177.4 million from $110.2 million in the year ended December 31, 2011.

Net interest margin for the fourth quarter 2012 was 3.79 percent, down from 4.00 percent at September 30, 2012, but only slightly less than third quarter 2012 net interest margin of 3.86 after excluding the $1.4 million of periodic yield adjustments recorded in accordance with GAAP. Net interest margin was up slightly from 3.78 percent for the quarter ended December 31, 2011. Strong loan growth in the majority of the Company’s loan portfolios and a slight decrease in the cost of borrowing were offset by continued rate pressures on the commercial loan and lease and other consumer loan portfolios.

NON-INTEREST INCOME

Non-interest income was $6.5 million for the fourth quarter 2012, up $2.7 million from the third quarter 2012. The increase in non-interest income as compared to the third quarter is primarily due to a $1.9 million gain on a sale of equipment leases totaling $19.6 million during the quarter undertaken to manage concentration risk.

Non-interest income was $18.6 million for the year ended December 31, 2012, up $13.5 million from the year ended December 31, 2011. The growth in 2012 was primarily driven by $13.0 million in non-interest income attributable to Bancorp Rhode Island.

NON-INTEREST EXPENSE AND TAX PROVISION

Non-interest expense of $28.9 million in the fourth quarter 2012 decreased $1.6 million from the third quarter 2012. Significant changes in non-interest expense included the following:

  Compensation and employee benefit expense increased $1.0 million, or 7.1 percent during the fourth quarter 2012, as a result of the addition of loan officers and other individuals in key support areas of the Company. The increase in compensation and employee benefit expense was offset by a $0.4 million decrease in professional services expense.
  Equipment and data processing expense decreased $0.9 million, or 21.1 percent as a result of the reduction in conversion costs incurred in conjunction with Brookline Bank’s core system conversion.
  The increase in other expenses in the third quarter as compared to the fourth quarter is associated with the Company’s continued migration to standardized, consolidated operating and financial reporting platforms.

The effective tax rate increased by 5.4 percentage points, from 30.6 percent at September 30, 2012 to 36.0 percent of income before taxes at December 31, 2012, as a result of federal tax credits for the refurbishment of the Company’s new headquarters taken in the third quarter 2012.

ASSET QUALITY

Asset quality remains stable and strong. Nonperforming loans and leases increased slightly from $21.3 million at September 30, 2012 to $22.2 million at December 31, 2012. The ratio of nonperforming loans to total loans and leases increased from 0.51 percent at September 30, 2012 to 0.53 percent at December 31, 2012. Nonperforming assets at December 31, 2012 totaled $23.7 million or 0.46 percent of total assets, which is consistent with $23.7 million, or 0.47 percent of total assets, at September 30, 2012.

The provision for loan and lease losses was $3.1 million for the fourth quarter 2012, up slightly from $3.0 million in the third quarter 2012, and up from $0.8 million in the fourth quarter 2011. Net charge-offs for the fourth quarter 2012 were $0.8 million, or 0.08 percent of average loans and leases on an annualized basis, compared to $1.5 million, or 0.15 percent of average loans and leases, in the third quarter 2012, and $0.3 million, or 0.04 percent of average loans and leases, for the fourth quarter 2011.

The allowance for loan and lease losses was $41.2 million at December 31, 2012, compared to $38.9 million at September 30, 2012 and $31.7 million at December 31, 2011, an increase that reflects the loan growth experienced across the Company. The allowance for loan and lease losses as a percent of total loans and leases was 0.98 percent at December 31, 2012, compared to 0.94 percent at September 30, 2012 and 1.17 percent at December 31, 2011. The allowance for loan and lease losses as a percent of originated loans and leases was 1.33 percent at December 31, 2012, as compared to 1.31 percent at September 30, 2012.

DIVIDEND DECLARED

The Company’s Board of Directors approved a dividend of $0.085 per share. The dividend will be paid on February 27, 2013, to shareholders of record on February 13, 2013.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30PM eastern time on Thursday, January 31, 2013 to discuss the results for the quarter, business highlights and outlook. The call can be accessed by dialing 888-317-6016 (United States) or 412-317-6016 (internationally). A recorded playback of the call will be available for one week following the call at 877-344-7529 (United States) or 412-317-0088 (internationally). The passcode for playback is 10023656. The call will be available live or in a recorded version on the Company’s website under “Investor Relations” at www.brooklinebank.com.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with approximately $5.15 billion in assets and 46 branches throughout Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and First Ipswich Bank. The Company provides commercial and retail banking services, and cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com, and www.fnbi.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with GAAP as set forth by the FASB in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as net earnings from operations, the allowance for loan and lease losses as a percentage of originated loans and leases, tangible book value per common share and tangible stockholders’ equity to tangible assets. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

		As of and for the Three Months Ended December 31,		As of and for the Year Ended December 31,
		2012	2011	2012	2011
		(In Thousands Except Per Share Data)
Earnings Data:
Net interest income		$44,564	$28,514	$177,368	$110,199
Provision for credit losses		3,101	842	15,888	3,631
Non-interest income		6,504	1,491	18,605	5,062
Non-interest expense		28,869	16,463	120,375	62,925
Income before income taxes		19,098	12,700	59,710	48,705
Net income attributable to Brookline Bancorp, Inc.		11,863	7,058	37,142	27,600

Performance Ratios:
Net interest margin (1)		3.79%	3.78%	3.85%	3.76%
Interest rate spread (1)		3.62%	3.55%	3.67%	3.50%
Return on average assets		0.93%	0.89%	0.73%	0.90%
Return on average stockholders' equity		7.76%	5.59%	5.29%	5.51%

Per Common Share Data:
Net income — Basic		$0.17	$0.12	$0.53	$0.47
Net income — Diluted		0.17	0.12	0.53	0.47
Cash dividends declared		0.085	0.085	0.34	0.34
Book value per share (end of period)		8.70	8.50	8.70	8.50
Tangible book value per share (end of period) (non-GAAP)		6.43	7.64	6.43	7.64
Stock price (end of period)		8.50	8.44	8.50	8.44

(1) Calculated on a fully tax-equivalent basis.

	At or for the Three Months Ended
	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011
	(Dollars in Thousands)
Balance Sheet:
Total assets	$5,147,534	$5,061,444	$4,972,381	$4,877,124	$3,299,013
Total loans and leases	4,178,945	4,146,315	4,013,129	3,935,518	2,720,821
Total deposits	3,616,259	3,568,016	3,521,206	3,459,333	2,252,331
Brookline Bancorp, Inc. stockholders’ equity	612,097	605,962	598,865	597,531	503,602

Asset Quality:
Nonperforming assets	$23,703	$23,675	$23,831	$14,648	$8,796
Nonperforming assets as a percentage of total assets	0.46%	0.47%	0.48%	0.30%	0.27%
Allowance for loan and lease losses	$41,152	$38,913	$37,431	$34,428	$31,703
Allowance for loan and lease losses as a percentage of total loans and leases	0.98%	0.94%	0.93%	0.87%	1.17%
Net loan and lease charge-offs	$826	$1,539	$3,675	$522	$267
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.08%	0.15%	0.37%	0.05%	0.04%

Capital Ratios:
Stockholders’ equity to total assets	11.89%	11.97%	12.04%	12.25%	15.27%
Tangible stockholders’ equity to tangible assets (non-GAAP)	9.08%	9.08%	9.07%	9.18%	13.93%

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2012	2011
	(In Thousands Except Share Data)
ASSETS
Cash and due from banks	$78,441	$41,617	$118,411	$88,884	$56,513
Short-term investments	38,656	34,655	98,677	44,382	49,783
Total cash and cash equivalents	117,097	76,272	217,088	133,266	106,296
Investment securities available-for-sale	481,323	466,822	384,533	461,498	217,431
Restricted equity securities	68,661	68,661	61,291	53,554	39,283
Other securities	500	500	500	500	-
Total securities	550,484	535,983	446,324	515,552	256,714
Loans and leases:
Commercial real estate loans:
Commercial real estate mortgage	1,301,233	1,262,411	1,221,202	1,200,412	748,736
Multi-family mortgage	606,533	628,162	612,213	596,285	481,459
Construction	98,197	86,345	88,759	77,487	40,798
Total commercial real estate	2,005,963	1,976,918	1,922,174	1,874,184	1,270,993
Commercial loans and leases:
Commercial	382,277	346,744	319,867	309,338	150,895
Equipment financing	420,991	426,597	387,093	367,206	246,118
Condominium association	44,187	43,732	43,596	45,872	46,953
Total commercial loans and leases	847,455	817,073	750,556	722,416	443,966
Indirect automobile	542,344	574,279	581,063	578,622	573,350
Consumer loans:
Residential mortgage	514,342	507,856	493,074	490,812	350,213
Home equity	261,562	263,194	260,623	262,591	76,527
Other consumer	7,279	6,995	5,639	6,893	5,772
Total consumer loans	783,183	778,045	759,336	760,296	432,512
Total loans and leases	4,178,945	4,146,315	4,013,129	3,935,518	2,720,821
Allowance for loan and lease losses	(41,152)	(38,913)	(37,431)	(34,428)	(31,703)
Net loans and leases	4,137,793	4,107,402	3,975,698	3,901,090	2,689,118
Premises and equipment, net	70,791	66,814	56,248	48,908	38,495
Building held-for-sale	-	6,046	6,046	6,046	-
Deferred tax asset	27,197	27,354	25,656	24,647	12,681
Goodwill, net	137,890	137,890	137,890	138,914	45,799
Identified intangible assets, net of accumulated amortization	21,510	23,307	24,578	25,849	5,214
Other real estate owned and repossessed assets, net	1,491	2,386	2,765	2,647	1,266
Monies in escrow – Bancorp Rhode Island, Inc. acquisition	-	-	-	-	112,983
Other assets	83,281	77,990	80,088	80,205	30,447
Total assets	$5,147,534	$5,061,444	$4,972,381	$4,877,124	$3,299,013

LIABILITIES AND EQUITY
Deposits:
Demand checking accounts	$623,274	$590,189	$546,036	$529,945	$225,284
NOW accounts	212,858	183,478	185,234	181,299	110,220
Savings accounts	515,367	520,614	503,507	511,736	164,744
Money market accounts	1,253,819	1,231,206	1,236,967	1,174,805	946,411
Certificate of deposit accounts	1,010,941	1,042,529	1,049,462	1,061,548	805,672
Total deposits	3,616,259	3,568,016	3,521,206	3,459,333	2,252,331
Borrowed funds:
Advances from the FHLBB	790,865	771,110	733,394	698,671	498,570
Other borrowed funds	63,104	57,146	60,707	59,865	8,349
Total borrowed funds	853,969	828,256	794,101	758,536	506,919
Mortgagors’ escrow accounts	6,946	7,066	6,942	7,156	6,513
Accrued expenses and other liabilities	54,551	47,889	47,328	50,883	26,248
Total liabilities	4,531,725	4,451,227	4,369,577	4,275,908	2,792,011

Equity:
Brookline Bancorp, Inc. stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	-	-	-	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 75,749,825 shares, 75,749,819 shares, 75,414,713 shares, 75,585,504 shares and 64,597,180 shares issued, respectively	754	754	754	754	644
Additional paid-in capital	618,429	618,176	618,184	618,031	525,171
Retained earnings, partially restricted	53,358	47,451	42,006	40,398	39,993
Accumulated other comprehensive income	3,483	3,569	1,969	2,457	1,963
Treasury stock, at cost; 5,373,733 shares	(62,107)	(62,107)	(62,107)	(62,107)	(62,107)
Unallocated common stock held by ESOP; 333,918 shares, 344,991 shares, 356,064 shares, 367,137 shares, and 378,215 shares, respectively	(1,820)	(1,881)	(1,941)	(2,002)	(2,062)
Total Brookline Bancorp, Inc. stockholders’ equity	612,097	605,962	598,865	597,531	503,602
Noncontrolling interest in subsidiary	3,712	4,255	3,939	3,685	3,400
Total equity	615,809	610,217	602,804	601,216	507,002
Total liabilities and equity	$5,147,534	$5,061,444	$4,972,381	$4,877,124	$3,299,013

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2012	2011	2012	2011
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$50,662	$34,500	$203,711	$133,938
Debt securities	1,832	1,299	8,551	6,297
Short-term investments	42	28	208	105
Marketable and restricted equity securities	440	55	730	195
Total interest and dividend income	52,976	35,882	213,200	140,535

Interest expense:
Deposits	5,077	4,754	21,432	19,757
Borrowed funds and subordinated debt	3,335	2,614	14,400	10,579
Total interest expense	8,412	7,368	35,832	30,336

Net interest income	44,564	28,514	177,368	110,199
Provision for credit losses	3,101	842	15,888	3,631
Net interest income after provision for credit losses	41,463	27,672	161,480	106,568

Non-interest income:
Fees, charges and other income	4,716	1,662	16,475	5,653
Loss from investments in affordable housing projects	(239)	(171)	(694)	(671)
Gain on sales of securities, net	129	-	926	80
Gain on sales of loans and leases	1,898	-	1,898	-
Total non-interest income	6,504	1,491	18,605	5,062

Non-interest expense:
Compensation and employee benefits	15,705	8,092	58,830	30,789
Occupancy	2,759	1,628	10,611	6,138
Equipment and data processing	3,191	2,417	14,540	9,144
Professional services	1,536	1,722	12,475	5,375
FDIC insurance	1,089	510	4,212	1,746
Advertising and marketing	818	360	2,984	1,376
Amortization of identified intangible assets	1,797	377	5,622	1,570
Other	1,974	1,357	11,101	6,787
Total non-interest expense	28,869	16,463	120,375	62,925

Income before income taxes	19,098	12,700	59,710	48,705
Provision for income taxes	6,868	5,339	21,341	19,886
Net income	12,230	7,361	38,369	28,819
Less net income attributable to noncontrolling interest in subsidiary	367	303	1,227	1,219
Net income attributable to Brookline Bancorp, Inc.	$11,863	$7,058	$37,142	$27,600

Earnings per common share:
Basic	$0.17	$0.12	$0.53	$0.47
Diluted	0.17	0.12	$0.53	$0.47

Weighted average common shares outstanding during the period:
Basic	69,742,225	58,652,370	69,702,417	58,633,627
Diluted	69,799,324	58,652,760	69,746,256	58,636,431

Dividends declared per common share	$0.085	$0.085	$0.34	$0.34

Note: Certain amounts previously reported have been reclassified to conform to the current period's presentation.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)

	At or for the Three Months Ended
	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011
	(Dollars in Thousands)
NONPERFORMING ASSETS:

Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$2,546	$2,078	$2,120	$-	$-
Multi-family mortgage	1,931	2,758	3,129	2,634	1,380
Construction	-	-	-	-	-
Total commercial real estate loans	4,477	4,836	5,249	2,634	1,380

Commercial	3,330	5,432	6,896	2,146	-
Equipment financing	3,840	3,040	2,375	1,226	1,925
Condominium association	8	9	11	13	15
Total commercial loans and leases	7,178	8,481	9,282	3,385	1,940

Indirect automobile loans	96	80	91	27	111

Residential mortgage	2,994	2,298	3,088	2,999	1,327
Home equity	716	988	784	299	98
Other consumer	45	49	5	10	10
Total consumer loans	3,755	3,335	3,877	3,308	1,435

Acquired from First Ipswich Bank	6,705	4,557	2,567	2,647	2,664
Total nonaccrual loans and leases	22,211	21,289	21,066	12,001	7,530

Other real estate owned	904	1,690	2,082	2,207	845
Other repossessed assets	588	696	683	440	421

Total nonperforming assets	$23,703	$23,675	$23,831	$14,648	$8,796

Troubled debt restructurings on accrual	$7,191	$6,588	$6,443	$6,692	$5,205

Nonperforming loans and leases as a percentage of total loans and leases	0.53%	0.51%	0.52%	0.30%	0.28%
Nonperforming assets as a percentage of total assets	0.46%	0.47%	0.48%	0.30%	0.27%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:

Allowance for loan and lease losses at beginning of period	$38,913	$37,431	$34,428	$31,703	$31,128
Charge-offs	(1,527)	(1,807)	(3,970)	(788)	(533)
Recoveries	701	268	295	266	266
Net charge-offs	(826)	(1,539)	(3,675)	(522)	(267)
Provision for loan and lease losses	3,065	3,021	6,678	3,247	842
Allowance for loan and lease losses at end of period	$41,152	$38,913	$37,431	$34,428	$31,703

Allowance for loan and lease losses as a percentage of total loans and leases	0.98%	0.94%	0.93%	0.87%	1.17%
Allowance for loan and lease losses as a percentage of originated loans and leases	1.33%	1.31%	1.33%	1.29%	1.25%

NET CHARGE-OFFS:

Commercial real estate loans	$-	$(38)	$(40)	$(40)	$-
Commercial loans and leases	196	1,179	3,292	263	(18)
Indirect automobile loans	366	301	225	292	278
Consumer loans	264	97	198	7	7
Total net charge-offs	$826	$1,539	$3,675	$522	$267

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.08%	0.15%	0.37%	0.05%	0.04%

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)

	Three Months Ended
	December 31, 2012			September 30, 2012			December 31, 2011
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Short-term investments	$70,040	$42	0.24%	$103,614	$71	0.27%	$76,376	$28	0.15%
Investment securities available-for-sale (2)	456,690	1,854	1.62%	418,513	1,967	1.88%	231,662	1,307	2.26%
Restricted equity securities (2)	68,660	508	2.95%	56,047	98	0.70%	40,136	64	0.63%
Commercial real estate loans (3)	1,967,921	23,798	4.86%	1,944,222	23,648	4.89%	1,240,063	16,296	5.26%
Commercial loans (3)	395,991	5,042	5.08%	378,270	5,660	5.97%	198,000	2,389	4.81%
Equipment financing (3)	428,867	8,285	7.73%	406,976	9,025	8.87%	238,290	4,652	7.81%
Indirect automobile loans (3)	560,118	5,510	3.91%	577,119	5,852	4.03%	573,102	6,722	4.65%
Residential mortgage loans (3)	507,955	5,323	4.19%	506,701	5,686	4.49%	346,244	3,696	4.27%
Other consumer loans (3)	269,019	2,713	4.01%	269,915	3,544	5.22%	79,924	800	3.98%
Total interest-earning assets	4,725,261	53,075	4.50%	4,661,377	55,551	4.77%	3,023,797	35,954	4.75%
Allowance for loan and lease losses	(39,435)			(40,510)			(31,230)
Non-interest-earning assets	398,980			423,762			192,987
Total assets	$5,084,806			$5,044,629			$3,185,554

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$184,849	$48	0.10%	$181,891	$51	0.11%	$111,798	$50	0.18%
Savings accounts	518,452	374	0.29%	517,068	410	0.32%	165,619	208	0.50%
Money market accounts	1,246,514	2,115	0.68%	1,239,230	2,246	0.72%	917,712	1,960	0.85%
Certificates of deposit	1,028,884	2,540	0.98%	1,049,390	2,668	1.01%	806,158	2,536	1.25%
Total interest-bearing deposits (4)	2,978,699	5,077	0.68%	2,987,579	5,375	0.72%	2,001,287	4,754	0.94%
Advances from the FHLBB	757,842	3,207	1.68%	757,017	3,408	1.79%	420,874	2,602	2.45%
Other borrowed funds	62,299	128	0.82%	57,753	200	1.38%	6,206	12	0.75%
Total interest-bearing liabilities	3,798,840	8,412	0.88%	3,802,349	8,983	0.94%	2,428,367	7,368	1.20%
Non-interest-bearing demand checking accounts (4)	612,267			572,305			223,359
Other liabilities	58,496			58,300			25,987
Total liabilities	4,469,603			4,432,954			2,677,713
Brookline Bancorp, Inc. stockholders’ equity	611,181			605,988			504,576
Noncontrolling interest in subsidiary	4,022			5,687			3,265
Total liabilities and equity	$5,084,806			$5,044,629			$3,185,554
Net interest income (tax-equivalent basis) / Interest rate spread (5)		44,663	3.62%		46,568	3.83%		28,586	3.55%
Less adjustment of tax-exempt income		99			157			73
Net interest income		$44,564			$46,411			$28,513
Net interest margin (6)			3.79%			4.00%			3.78%

(1)	Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.

(2)

Average balances include unrealized gains (losses) on securities available-for-sale. Equity securities include marketable equity securities and restricted equity securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.

(3)	Loans on nonaccrual status are included in the average balances.

(4)

Including non-interest-bearing checking accounts, the average interest rate on total deposits was 0.56%, 0.60% and 0.85% in the three months ended December 31, 2012, September 30, 2012, and December 31, 2011, respectively.

(5)	Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(6)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)

	Twelve Months Ended
	December 31, 2012			December 31, 2011
	Average Balance	Interest (1)	Average Yield/Cost	Average Balance	Interest (1)	Average Yield/Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Short-term investments	$95,173	$209	0.22%	$73,628	$105	0.14%
Investment securities available-for-sale (2)	449,694	8,606	1.91%	278,300	6,327	2.27%
Restricted equity securities (2)	58,354	824	1.41%	39,557	224	0.57%
Commercial real estate loans (3)	1,910,320	94,521	4.97%	1,162,770	61,217	5.28%
Commercial loans (3)	370,366	19,471	5.26%	180,713	8,698	4.81%
Equipment financing (3)	394,845	32,027	8.11%	221,458	18,019	8.14%
Indirect automobile loans (3)	573,398	23,641	4.12%	575,635	28,313	4.92%
Residential mortgage loans (3)	501,660	21,998	4.39%	335,940	14,901	4.44%
Other consumer loans (3)	269,725	12,299	4.56%	76,156	3,022	3.97%
Total interest-earning assets	4,623,535	213,596	4.63%	2,944,157	140,826	4.79%
Allowance for loan and lease losses	(38,073)			(30,564)
Non-interest earning assets	502,330			148,179
Total assets	$5,087,792			$3,061,772

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$183,046	$209	0.11%	$126,950	$216	0.17%
Savings accounts	517,485	1,726	0.33%	157,578	942	0.60%
Money market accounts	1,203,113	8,773	0.73%	830,780	7,626	0.92%
Certificates of deposit	1,055,510	10,724	1.02%	813,470	10,973	1.35%
Total interest-bearing deposits (4)	2,959,154	21,432	0.72%	1,928,778	19,757	1.02%
Advances from the FHLBB	732,457	13,710	1.87%	414,432	10,456	2.52%
Other borrowed funds	60,497	690	1.14%	7,696	123	1.60%
Total interest-bearing liabilities	3,752,108	35,832	0.95%	2,350,906	30,336	1.29%
Non-interest-bearing demand checking accounts (4)	562,238			181,078
Other liabilities	68,055			26,099
Total liabilities	4,382,401			2,558,083
Brookline Bancorp, Inc. stockholders’ equity	701,661			500,922
Noncontrolling interest in subsidiary	3,730			2,767
Total liabilities and equity	$5,087,792			$3,061,772
Net interest income (tax equivalent basis) / Interest rate spread (5)		177,764	3.67%		110,490	3.50%
Less adjustment of tax-exempt income		396			291
Net interest income		$177,368			$110,199
Net interest margin (6)			3.85%			3.76%

(1)	Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.

(2)

Average balances include unrealized gains (losses) on securities available for sale. Equity securities include marketable equity securities and restricted equity securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.

(3)	Loans on nonaccrual status are included in the average balances.

(4)	Including non-interest-bearing checking accounts, the average interest rate on total deposits was 0.61% and 0.94% in the twelve months ended December 31, 2012 and 2011, respectively.

(5)	Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(6)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)

		Three Months Ended December 31,		Year Ended December 31,
		2012	2011	2012	2011
Reconciliation Table - Non-GAAP Financial Information		(Dollars in Thousands Except Share Data)

Net income attributable to Brookline Bancorp, Inc.		$11,863	$7,058	$37,142	$27,600
Add:
Acquisition-related expenses (after-tax)		-	499	3,972	1,302
Net earnings from operations		$11,863	$7,557	$41,114	$28,902

Operating earnings per common share:
Basic		$0.17	$0.13	$0.59	$0.49
Diluted		0.17	0.13	0.59	0.49

Weighted average common shares outstanding during the period:
Basic		69,742,225	58,652,370	69,702,417	58,633,627
Diluted		69,799,324	58,652,760	69,746,256	58,636,431

	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011
	(Dollars in Thousands)

Brookline Bancorp, Inc. stockholders’ equity	$612,097	$605,962	$598,865	597,531	$503,602
Less:
Goodwill	137,890	137,890	137,890	138,914	45,799
Identified intangible assets	21,510	23,307	24,578	25,849	5,214
Tangible stockholders' equity	$452,697	$444,765	$436,397	$432,768	$452,589

Total assets	5,147,534	5,061,444	4,972,381	4,877,124	3,299,013
Less:
Goodwill	137,890	137,890	137,890	138,914	45,799
Identified intangible assets	21,510	23,307	24,578	25,849	5,214
Tangible assets	$4,988,134	$4,900,247	$4,809,913	$4,712,361	$3,248,000

Tangible stockholders’ equity to tangible assets	9.08%	9.08%	9.07%	9.18%	13.93%

	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011
	(Dollars in Thousands Except Per Share Data)

Tangible stockholders' equity	$452,697	$444,765	$436,397	$432,768	$452,589

Common shares issued	75,749,825	75,749,819	75,414,713	75,585,504	64,597,180
Less:
Treasury shares	5,373,733	5,373,733	5,373,733	5,373,733	5,373,733
Number of common shares outstanding	70,376,092	70,376,086	70,040,980	70,211,771	59,223,447

Tangible book value per common share	$6.43	$6.32	$6.23	$6.16	$7.64

CONTACT:
Brookline Bancorp, Inc.
Julie A. Gerschick, 617-425-5331
Chief Financial Officer and Treasurer
jgerschick@brkl.com